EXHIBIT 24.2





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
SD Products, Inc.


We hereby consent to the use in this Registraion Statement of SD Products Corp. on Form SB-1 of our report dated December 13, 1999 on the financial statements of the company, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heardings "Selected Finanical Data" and "Experts" in such Prospectus.





                                                  /s/Durland & Company, CPAs, BA
                                                   DURLAND & COMPANY, CPAs, P.A.

Palm Beach, Florida
May 8, 2000